Exhibit 2.1
                    THE GREATER PORTLAND/VANCOUVER COMMERCIAL
                           ASSOCIATION OF REALTORS(R)

            PURCHASE AND SALE AGREEMENT AND RECEIPT FOR EARNEST MONEY
                            (Oregon-Commercial Form)

                                                      Date:      August 16, 2001
                                                           ---------------------
BETWEEN:  PORTLAND BREWING COMPANY, an Oregon corporation           ("Seller")
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AND:      RALPH L. STAVER                                           ("Buyer")
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Buyer agrees to buy and Seller agrees to sell, on the following terms, the real property and all improvements thereon (the "Property") commonly known as the property located at the corner of N.W. 29th and Industrial Streets and located at 2637 N.W. 29th Ave. in the City of Portland , County of Multnomah , Oregon legally described as follows: See Exhibit "A" attached hereto, which is incorporated herein by this reference.

1.       PURCHASE PRICE.  The total purchase price is One Million One Hundred
         --------------   ------------------------------------------------------
Fifty Thouusand and 00/100 Dollars ($1,150,000.00)
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payable as follows:  Cash at closing
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2.       EARNEST MONEY RECEIPT.  Intentionally deleted.
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3.       CONDITION TO PURCHASE.  Intentionally deleted.
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4.       PROPERTY INSPECTION.  Intentionally deleted.
         -------------------

5.       SELLER'S DOCUMENTS.  Intentionally deleted.
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6.       TITLE INSURANCE.  Intentionally deleted.
         ---------------

7.       DEFAULT; REMEDIES.  Intentionally deleted.
         -----------------

8.       CLOSING OF SALE.
         ---------------
The sale shall be closed [X] on the Execution Date (the "Closing Date") in escrow at the Title Company. The sale shall be "closed" when the document conveying title is recorded and funds are disbursed to Seller. At closing, Buyer and Seller shall deposit with the Title Company all documents and funds required to close the transaction in accordance with the terms of this Agreement. At closing, Seller shall deliver a certification in a form approved by Buyer that Seller is not a "foreign person" as such term is defined in the Internal Revenue Code and the Treasury Regulations promulgated under the Internal Revenue Code. If Seller is a foreign person and this transaction is not otherwise exempt from FIRPTA regulations, the Title Company shall be instructed by the parties to withhold and pay the amount required by law to the Internal Revenue Service. At closing, Seller shall convey fee simple title to the Property to Buyer by [X] statutory deed or [ ] ____________________________ (the "Deed").

9.      CLOSING COSTS; PRORATES.
        -----------------------
Unless otherwise provided in a separate written
agreement, the real estate commission is due on the Closing Date or upon Seller's breach of this Agreement, whichever occurs first. Seller shall pay the premium for the title insurance policy which Seller is required to deliver pursuant to the above paragraph. Seller and Buyer shall each pay one-half of the escrow fees charged by the Title Company, any excise tax, and any transfer tax. Real property taxes for the tax year in which the transaction is closed, assessments (if a Permitted Exception), personal property taxes, rents on existing tenancies paid for the month of closing, interest on assumed obligations, and utilities shall be prorated as of the Closing Date. Prepaid rents, security deposits, and other unearned refundable deposits regarding the tenancies shall be assigned and delivered to Buyer at closing. The Property [ ] does or |X| does not qualify for a special tax assessment or deferral program as follows:
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[ ] Seller     [ ] Buyer      [X] N/A shall be responsible for payment of all
taxes, interest, and penalties, if any, upon removal of the Property from such special assessment or program.

10.      POSSESSION.
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Buyer shall be entitled to exclusive possession of the
Property, subject to tenancies existing as of the Closing Date, [X] on the Closing Date or [ ] -------------------------------------------------

11.      CONDITION OF PROPERTY.  Intentionally deleted.
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12.      PERSONAL PROPERTY.
         -----------------
This sale includes the following:
[X] air compressor and bridge crane located on the Property or
[ ] the personal property located on and used in connection with the Property and owned by Seller which Seller shall itemize in a schedule. Seller shall deliver to Buyer such schedule within ______ days after the Execution Date.

13.      AGENCY DISCLOSURE.
         -----------------
The following agency relationship(s) in this transaction is (are) hereby consented to and acknowledged:

         (a) [ ] _____________________ (selling real estate licensee) is the agent of (check one): [ ] Buyer exclusively as an agent of Buyer; [ ] Seller exclusively as an agent of Seller; [ ] both Seller and Buyer as set out in the in-company agreement.

         (b) [ ]_____________________ (listing agent if not the same as selling agent) is the agent of (check one): [ ] Seller exclusively as Seller's agent; [ ] both Seller and Buyer as set out in the in-company agreement.

         (c) [X] John L. Bowman, Realtor (real estate licensee) is the agent of both Seller and Buyer in a limited dual agency relationship pursuant to separate agreement.

                                  ACKNOWLEDGED

Buyer/s/ Ralph L. Staver  Date 08-17-01   Seller By  /s/ Charles A. Adams  Date  08-16-01
     -------------------       --------          ------------------------        --------

Buyer                     Date            Seller                           Date
     -------------------       --------          ------------------------        --------

Designated
Broker(s) Initials
                   --------------------                             ---------------------

14.     NOTICES.
        -------
Unless otherwise specified, any notice required or permitted in, or related to, this Agreement must be in writing and signed by the party to be bound. Any time limit in or applicable to a notice shall commence on the day following mailing of the notice in the U.S. mails, postage prepaid, by the applicable party to the address of the other party shown in this Agreement, unless that day is a Saturday, Sunday, or legal holiday, in which event it will commence on the next following business day.

15.      ASSIGNMENT.  Intentionally deleted.
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16.      ATTORNEYS' FEES.
         ---------------
In the event a suit, action, arbitration, or other proceeding of any nature whatsoever, including without limitation any proceeding under the U.S. Bankruptcy Code, is instituted, or the services of an attorney are retained, to interpret or enforce any provision of this Agreement or with respect to any dispute relating to this Agreement, the prevailing party shall be entitled to recover from the losing party its attorneys', paralegals', accountants', and other experts' fees and all other fees, costs, and expenses actually incurred and reasonably necessary in connection therewith. In the even of suit, action, arbitration, or other proceeding, the amount thereof shall be determined by the judge or arbitrator, shall include fees and expenses incurred on any appeal or review, and shall be in addition to all other amounts provided by law.

17.     STATUTORY LAND USE DISCLAIMER.
THE PROPERTY DESCRIBED IN THIS INSTRUMENT MAY NOT BE WITHIN A FIRE PROTECTION DISTRICT PROTECTING STRUCTURES. THE PROPERTY IS SUBJECT TO LAND USE LAWS AND REGULATIONS, WHICH, IN FARM AND FOREST ZONES, MAY NOT AUTHORIZE CONSTRUCTION OR SITING OF A RESIDENCE AND WHICH LIMIT LAWSUITS AGAINST FARMING OR FOREST PRACTICES AS DEFINED IN ORS 30.930 IN ALL ZONES. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY APPROVED USES AND THE EXISTENCE OF FIRE PROTECTION FOR STRUCTURES.

18.     MISCELLANEOUS.
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Time is of the essence of this Agreement. The facsimile transmission of any signed document including this Agreement shall be the same as delivery of an original. At the request of either party, the party delivering a document by facsimile will confirm facsimile transmission by signing and delivering a duplicate original document. This Agreement may be executed in two or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same Agreement. This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements between them with respect thereto. Without limiting the provisions of
Section 15 of this Agreement, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. The person signing this Agreement on behalf of Buyer and the person signing this Agreement on behalf of Seller each represents, covenants and warrants that such person has full right and authority to enter into this Agreement and to bind the party for whom such person signs this Agreement to the terms and provisions of this Agreement. This Agreement shall not be recorded unless the parties otherwise agree.

19.      ADDENDUMS; EXHIBITS.
         -------------------
The following named addendums and exhibits are attached to this Agreement and incorporated within this Agreement: [ ] none or [X] Addendum "A" and Exhibit "A" and Exhibit "B" and Exhibit "C" .

20.      TIME FOR ACCEPTANCE.  Intentionally deleted.
         -------------------

21.      SELLER'S ACCEPTANCE AND BROKERAGE AGREEMENT.
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Seller agrees to sell the Property on the terms and conditions in this Agreement and further agrees to pay a commission in the total amount computed in accordance with the listing agreement or other commission agreement. If there is no written listing agreement or other commission agreement, Seller hereby agrees to pay a commission of [ ] ______________ percent (____%) of the purchase price or [X] Sixty Two Thousand Five Hundred and 00/100 Dollars ($62,500.00). If the Earnest Money is forfeited and retained by Seller in accordance with this Agreement, in addition to any other rights the listing agent may have, the listing agent shall be entitled to fifty percent (50%) of the Earnest Money, not to exceed any agreed commission, and Seller hereby assigns to the listing agent such amount.

22.      Execution Date.
         --------------
The Execution Date is the later of the two dates shown beneath the parties' signatures below.

CONSULT YOUR ATTORNEY. THIS DOCUMENT HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR REVIEW AND APPROVAL PRIOR TO SIGNING. NO REPRESENTATION IS MADE BY THE REAL ESTATE LICENSEES NAMED IN THIS AGREEMENT AS TO THE LEGAL SUFFICIENCY OR TAX CONSEQUENCES OF THIS AGREEMENT.

Buyer:                                                        Seller: PORTLAND BREWING COMPANY, an
        RALPH L. STAVER                                               Oregon corporation
By  /s/ Ralph L. Staver                                       By  /s/ Charles A. Adams
    -------------------------------------------------             ------------------------------------------------
Title                                                         Title   President
     ------------------------------------------------              -----------------------------------------------
Execution Date  August 17, 2001                               Execution Date  August 16, 2001
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Home Phone       (503) 220-8457                               Home Phone      --
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Office Phone     --                                           Office Phone    (503) 226-7623
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Fax Phone        --                                           Fax Phone       (503) 226-2702
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Address          3247 N.W. Vaughn                             Address         2730 N.W. 31st St.
                 Portland, OR  97210                                          Portland, OR  97210